Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF NOVEMBER 30, 2014

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$52,800
Cash equivalents held in trust	10,982

Total investments held in trust	63,782
Cash and cash equivalents	892
Fixed-maturity securities, at fair value	8,110
Accrued investment income	395
Prepaid expenses	6
Premiums receivable	561

Total assets	$73,746

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$17,340
Losses payable	417
Unearned premiums	1,132
Accrued ceding commission expense	50
Other liabilities	166

Total liabilities	19,105

Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained earnings	(15,239)

Total stockholder’s equity	54,641

Total liabilities and stockholder’s equity	$73,746

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED NOVEMBER 30, 2014

(in thousands)

Revenues:
Premiums earned	$612
Other income	—
Net investment income	121

Total revenues	733

Expenses:
Underwriting expenses	805
General and administrative expenses	162
Loss from contract termination	—

Total expenses	967

(Loss) income before federal income taxes	(234)
Federal income tax benefit	—

Net (loss) income	$(234)